EXHIBIT 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
310 536-2420

DAVITA INC. REPORTS 2nd QUARTER 2004 RESULTS

El Segundo, California, August 2, 2004 – DaVita Inc. (NYSE: DVA), today announced results for the quarter ended June 30, 2004. Net income for the three months and six months ended June 30, 2004 was $52.4 million and $105.3 million, or $0.50 and $1.02 per share, respectively.

Financial and operating highlights include:

•	Cash Flow: For the rolling 12 months ended June 30, 2004 operating cash flow was $351 million and free cash flow was $305 million. Excluding the tax benefit from stock option exercises and the after-tax benefit of prior period Medicare lab recoveries, rolling 12-month operating cash flow was $300 million and free cash flow was $254 million.

•	Operating Income: Operating income for the three and six months was $96.5 million and $193.3 million, respectively.

•	Volume: Total treatments for the second quarter were 1,704,882 or 21,857 treatments per day, an increase of 7.9% per day compared to the second quarter of last year. Non-acquired treatment growth was 4.5%.

•	Center Activity: As of June 30, 2004, we operated or provided administrative services at 592 outpatient centers serving approximately 50,000 patients. During the second quarter we acquired 7 centers, opened 13 de novo centers and provided administrative services to one additional center.

Recent Transactions

On July 22, 2004, we announced that we had entered into a definitive agreement to acquire Physicians Dialysis, Inc. (“PDI”), for approximately $150 million in cash. The transaction is expected to close by the end of the third quarter. As previously disclosed, we anticipate this acquisition to be EPS neutral in 2005. Operating synergies and growth opportunities over the subsequent 24 months as several centers mature are expected to deliver incremental earnings over the longer-term.

On July 30, 2004, we amended our existing credit facilities in order to modify certain covenants and borrowed an additional $250 million under a new Term Loan C to fund the PDI transaction as well as other potential acquisitions or share repurchases. We are also in the process of extending the maturity of the Term Loan B until June 30, 2010. We intend to enter into interest rate swap transactions that will effectively fix the interest rate on approximately 40% of our long-term debt.

In May 2004, our Board of Directors approved a three-for-two stock split payable on June 15, 2004, to stockholders of record on June 1, 2004. All share and per share data have been restated to reflect the effects of the stock split.

Outlook

We are increasing our 2004 operating income target to $385 to $400 million. Regarding 2005, Centers for Medicare and Medicaid Services (CMS) recently released proposed policy changes with respect to EPO utilization and the 2003 Medicare Modernization Act (MMA) implementation that have the potential to have a material negative impact on our operating income going forward. Our current assessment, which captures a majority of the likely outcomes, is that operating income could be reduced by $15 to $30 million annually. Taking this uncertainty into account, we currently expect 2005 operating income to be flat to 6% higher than the 2004 level.

DaVita will be holding a conference call to discuss its second quarter 2004 results on August 3, 2004, at 12:00 PM Eastern Time. The dial in number is 800 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This press release includes non-GAAP financial measures, which we believe provide useful information to investors by excluding prior period recoveries and by allowing consistency and comparability in our financial reporting to prior periods for which these non-GAAP measures were previously reported. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. Included in this press release is a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures.

This release also contains forward-looking statements. Factors which could impact future results include the uncertainties associated with governmental regulation, general economic and other market conditions, and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended March 31, 2004. The forward-looking statements should be considered in light of these risks and uncertainties. These risks include those relating to:

•	the concentration of profits generated from PPO and private indemnity patients and from the administration of pharmaceuticals,

•	possible reductions in private and government reimbursement rates,

•	changes in pharmaceutical practice patterns or reimbursement policies,

•	the Company’s ability to maintain contracts with physician medical directors, and

•	legal compliance risks, such as the ongoing review by the U.S. Attorney’s Office and HHS Office of the Inspector General in Philadelphia.

The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Net operating revenues	$551,630	$489,883	$1,087,061	$949,690
Operating expenses and charges:
Patient care costs	375,139	335,986	738,568	652,696
General and administrative	45,727	42,583	88,331	79,370
Depreciation and amortization	20,927	17,921	41,197	35,366
Provision for uncollectible accounts	9,867	8,780	19,444	17,017
Minority interests and equity income, net	3,503	1,813	6,221	3,107

Total operating expenses and charges	455,163	407,083	893,761	787,556

Operating income	96,467	82,800	193,300	162,134

Debt expense	11,258	19,495	22,894	38,951
Other income	667	890	2,110	1,675

Income before income taxes	85,876	64,195	172,516	124,858
Income tax expense	33,475	25,675	67,250	49,925

Net income	$52,401	$38,520	$105,266	$74,933

Earnings per share:
Basic	$0.53	$0.42	$1.06	$0.82

Diluted	$0.50	$0.37	$1.02	$0.72

Weighted average shares for earnings per share:
Basic	99,686,182	91,958,932	98,873,220	91,646,761

Diluted	104,010,356	118,783,081	103,416,270	118,446,739

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2004	2003
Cash flows from operating activities:
Net income	$105,266	$74,933
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	41,197	35,366
Stock option expense and tax benefits	25,048	5,699
Deferred income taxes	4,828	4,754
(Gain) loss on divestitures	(481)	343
Non-cash debt expense	951	1,958
Equity investment income	(1,145)	(967)
Minority interests in income of consolidated subsidiaries	7,366	4,074
Distributions to minority interests	(3,634)	(3,685)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(14,113)	(740)
Medicare lab recoveries	19,000
Inventories	4,942	5,327
Other current assets	3,043	2,495
Other long-term assets	2,004	(2,774)
Accounts payable	(63)	5,852
Accrued compensation and benefits	13,653	(716)
Other current liabilities	18,095	13,554
Income taxes	(6,215)	10,577
Other long-term liabilities	(2,990)	3,377

Net cash provided by operating activities	216,752	159,427

Cash flows from investing activities:
Additions of property and equipment, net	(55,139)	(42,077)
Acquisitions and divestitures, net	(31,752)	(47,035)
Investments in and advances to affiliates, net	3,988	2,663
Intangible assets	(580)	754

Net cash used in investing activities	(83,483)	(85,695)

Cash flows from financing activities:
Borrowings	1,549,894	1,350,195
Payments on long-term debt	(1,573,338)	(1,212,574)
Stock option exercises	29,219	7,778

Net cash provided by financing activities	5,775	145,399

Net increase in cash and cash equivalents	139,044	219,131
Cash and cash equivalents at beginning of period	61,657	96,475

Cash and cash equivalents at end of period	$200,701	$315,606

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	June 30, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$200,701	$61,657
Accounts receivable, less allowance of $57,264 and $52,554	402,046	387,933
Medicare lab recoveries		19,000
Inventories	28,337	32,853
Other current assets	40,836	43,875
Deferred income taxes	76,513	59,740

Total current assets	748,433	605,058

Property and equipment, net	363,164	342,447
Amortizable intangibles, net	49,095	49,971
Investments in third-party dialysis businesses	3,791	3,095
Other long-term assets	12,352	10,771
Goodwill	959,539	934,188

	$2,136,374	$1,945,530

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$71,805	$71,868
Other liabilities	129,235	112,654
Accrued compensation and benefits	112,854	100,909
Current portion of long-term debt	49,868	50,557
Income taxes payable	20,617	26,832

Total current liabilities	384,379	362,820
Long-term debt	1,094,247	1,117,002
Other long-term liabilities	18,308	19,310
Deferred income taxes	127,841	106,240
Minority interests	40,391	33,287
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 195,000,000 shares authorized; 134,862,283 and 134,806,204 shares issued)	135	135
Additional paid-in capital	541,121	539,575
Retained earnings	494,299	389,083
Treasury stock, at cost (34,714,719 and 38,052,028 shares)	(566,534)	(620,998)
Accumulated comprehensive income valuations	2,187	(924)

Total shareholders’ equity	471,208	306,871

	$2,136,374	$1,945,530

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Q2 2004	Q1 2004	Q2 2003	YTD 2004
Financial Results:
Net earnings	$52.4	$52.9	$38.5	$105.3
Basic EPS	$0.53	$0.54	$0.42	$1.06
EPS assuming dilution	$0.50	$0.51	$0.37	$1.02
Operating income	$96.5	$96.8	$82.8	$193.3
Operating income margin	17.5%	18.1%	16.9%	17.8%

Other comprehensive income
Unrealized gain (loss) on securities, net of tax benefit (expense) of $(3.6), $1.6 and $(2.0)	$5.7	$(2.6)		$3.1

Business Metrics:
Volume
Treatments	1,704,882	1,657,055	1,579,580	3,361,937
Number of treatment days	78.0	77.5	78.0	155.5
Treatments per day	21,857	21,381	20,251	21,620
Per day year over year increase	7.9%	8.7%	6.2%	8.3%
Non-acquired growth	4.5%	4.1%	3.4%	4.3%

Revenue
Total operating revenue	$552	$535	$490	$1,087
Dialysis revenue per treatment	$311.54	$311.02	$301.52	$311.28
Per treatment increase from previous quarter	0.2%	1.5%	1.8%	—
Per treatment increase from prior year	3.3%	5.0%	3.8%	4.1%

Expenses
A. Patient care costs
Percent of revenue	68.0%	67.9%	68.6%	67.9%
Per treatment	$220.04	$219.32	$212.71	$219.69
Per treatment increase from previous quarter	0.3%	1.5%	0.9%	—
Per treatment increase from previous year	3.4%	4.1%	6.1%	3.8%

B. General & administrative expenses
Percent of revenue	8.3%	8.0%	8.7%	8.1%
Per treatment	$26.82	$25.71	$26.96	$26.27
Per treatment increase from previous quarter	4.3%	6.2%	10.1%	—
Per treatment increase (decrease) from previous year	(0.5)%	5.0%	(2.3)%	2.0%

C. Bad debt expense as a percent of current-period revenue	1.8%	1.8%	1.8%	1.8%

D. Consolidated effective tax rate	39.0%	39.0%	40.0%	39.0%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Q2 2004	Q1 2004	Q2 2003	YTD 2004
Cash Flow
Operating cash flow, excluding Medicare lab recoveries	$90.6	$114.5	$78.8	$205.2
Operating cash flow, excluding Medicare lab recoveries and tax benefit from stock option exercises	$80.0	$100.1	$74.5	$180.1
Free cash flow, excluding Medicare lab recoveries	$75.7	$108.7	$69.3	$184.4
Free cash flow, excluding Medicare lab recoveries and tax benefit from stock option exercises	$65.1	$94.3	$64.9	$159.4
Capital expenditures:
Development	$15.8	$19.2	$10.4	$35.0
Routine maintenance/IT/other	$14.9	$5.8	$9.5	$20.7
Acquisition expenditures, net	$14.7	$17.1	$46.0	$31.8

Accounts Receivable
Net receivables	$402	$400	$346
DSO	68	70	66

Debt/Capital Structure
Total debt	$1,144	$1,155	$1,457
Net debt, net of cash	$943	$1,002	$1,141
Leverage ratio – last quarter annualized (see Note 1)	2.0x	2.1x	2.8x

Clinical (quarterly averages)
Dialysis adequacy - % of patients with Kt/V > 1.2	94%	94%	93%
Anemia measure - % of patients with HCT > 33	86%	85%	84%

Note 1. Leverage ratio is defined as net debt (total debt net of cash) to operating income excluding depreciation, amortization, and minority interests. The operating income reconciliation is provided below.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1.	Operating cash flow, excluding Medicare lab recoveries related to prior period services and tax benefit from stock option exercises:

	Q2 2004	Q1 2004	YTD 2004	Q2 2003	Rolling 12- Month Period ended Q2 2004
Cash provided by operating activities	$90,636	$126,116	$216,752	$78,778	$350,973
Less: Medicare lab recoveries related to prior period services		(19,000)	(19,000)		(19,000)
Related income tax expense		7,410	7,410		7,410

Operating cash flow, excluding Medicare lab recoveries	$90,636	$114,526	$205,162	$78,778	$339,383

Less: Tax benefit from stock option exercises	(10,659)	(14,389)	(25,048)	(4,321)	(39,529)

	$79,977	$100,137	$180,114	$74,457	$299,854

2.	Free cash flow, excluding Medicare lab recoveries related to prior period services and tax benefit from stock option exercises:

Free cash flow represents net cash provided by operating activities less non-development capital expenditures. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under generally accepted accounting principles in the United States since it is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under generally accepted accounting principles in the United States and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

	Q2 2004	Q1 2004	YTD 2004	Q2 2003	Rolling 12- Month Period ended Q2 2004
Cash provided by operating activities	$90,636	$126,116	$216,752	$78,778	$350,973
Less: Expenditures for routine maintenance and information technology	(14,899)	(5,816)	(20,715)	(9,513)	(45,610)

Free cash flow	$75,737	$120,300	$196,037	$69,265	$305,363
Medicare lab recoveries related to prior period services		(19,000)	(19,000)		(19,000)
Related income tax expense		7,410	7,410		7,410

Free cash flow, excluding Medicare lab recoveries	$75,737	$108,710	$184,447	$69,265	$293,773
Less: Tax benefit from stock option exercises	(10,659)	(14,389)	(25,048)	(4,321)	(39,529)

	$65,078	$94,321	$159,399	$64,944	$254,244

3.	Operating income excluding depreciation, amortization, and minority interests (used for debt leverage ratio calculation):

	Q2 2004	Q1 2004	Q2 2003	YTD 2004
Operating income	$96,467	$96,833	$82,800	$193,300
Add back: Depreciation and amortization	20,927	20,270	17,921	41,197
Minority interests and equity income, net	3,503	2,718	1,813	6,221

	$120,897	$119,821	$102,534	$240,718